Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-203840 on Form S-8 of Ashland Global Holdings Inc. of our report dated November 24, 2014 relating to the consolidated financial statements of Ashland Inc. and its subsidiaries as of September 30, 2014 and for each of the two years in the period ended September 30, 2014, which appears in Ashland Inc.’s Annual Report on Form 10-K for the year ended September 30, 2015.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
September 20, 2016